Exhibit 32

Certification of Periodic Financial Report by the Chief Executive Officer and

Chief Financial Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Solely for the purposes of complying with 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, we, the undersigned Chief Executive Officer and Chief Financial Officer of Maxwell Technologies, Inc. (the “Company”), hereby certify, based on our knowledge, that the quarterly report on Form 10-Q of the Company for the quarter ended March 31, 2004 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 21, 2004	/s/ Richard D. Balanson

President and Chief Executive Officer

Dated: May 21, 2004	/s/ Tesfaye Hailemichael

Vice President, Finance, Treasurer and Chief Financial Officer (Principal Financial and Accounting Officer)